                            VESSEL PURCHASE AGREEMENT

            THIS VESSEL PURCHASE AGREEMENT (this "Agreement") is entered into as of May 5, 2005 (the "Effective Date"), by and between General Electric Capital Corporation, a corporation organized under the laws of Delaware (the "Buyer"), and Torch Offshore, Inc., a Delaware corporation ("Torch Offshore"), Torch Offshore, LLC, a Delaware limited liability company ("Torch, LLC" and, jointly with Torch Offshore, the "Seller"), and Torch Express, LLC ("Torch Express") a Louisiana limited liability company.

                                    RECITALS

            WHEREAS, Seller and Seller's affiliate, Torch Express (Torch Express, together with Seller, "Debtors") are indebted to Buyer in the amount of not less than $21,835,595.75 as of January 7, 2005 plus attorneys' fees and related expenses (the "Debt"), which indebtedness is represented by (i) that certain promissory note executed by Torch, LLC, dated March 21, 2003 in the principal amount of $9,250,000.00, and guaranteed by Torch Offshore and Torch Express, the payment of which is secured by, among other things, that certain first preferred ship mortgage in the principal amount of $9,250,000.00 executed by Torch, LLC, dated March 21, 2003, on the vessel M/V Midnight Eagle, recorded with the U.S. Coast Guard National Vessel Documentation Center ("NVDC") in Book 03-61, page 292, and by that certain preferred fleet mortgage dated December 17, 2003 in the principal amount of $9,250,000.00 on the vessel M/V Midnight Gator recorded with the NVDC on December 18, 2003 in Batch Number 181843, Document ID No. 1598179, and by that certain financing statement recorded with the Delaware Secretary of State at file number 3075660, all as more fully set forth in the loan and security documentation pertaining thereto, and (ii) that certain promissory note executed by Seller and Torch Express, dated December 17, 2003 in the principal amount of $15,000,000, the payment of which is secured by that certain first preferred ship mortgage in the principal amount of $24,250,000.00 executed by Torch Offshore, dated December 17, 2003, on the vessel M/V Midnight Wrangler, recorded with the Vanuatu Maritime Authority on December 19, 2003 and recorded at Book PM 24, page 86, and by a first preferred fleet mortgage in the original principal amount of $15,000,000.00 executed by Torch, LLC, dated December 17, 2003, on the vessels M/V Midnight Eagle and M/V Midnight Gator, recorded with the NVDC on December 18, 2003 in Batch Number 181834, Document ID No. 1598161, and by those certain financing statements recorded with the Delaware Secretary of State at file numbers 33335240 and 33335661, all as more fully set forth in the loan and security documentation pertaining thereto (collectively, all of the foregoing are the "GE Capital Security Interests";

            WHEREAS, certain of Buyer's collateral, the M/V Midnight Eagle and M/V Midnight Wrangler, has been seized in an attempt by Buyer to cause the satisfaction of Debtors' obligations to Buyer;

            WHEREAS, on January 7, 2005 (the "Petition Date"), each of the Debtors' petitioned for relief under chapter 11 of title 11 of the United States Code; and

            WHEREAS, Debtors have reached an arrangement whereby Seller will sell to Buyer and Buyer will purchase from Seller all of Buyer's collateral, subject to acquisition by a higher bidder at an auction conducted in Debtors' bankruptcy case.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of other valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            The following terms employed in this Agreement have the meanings set forth as follows:

            "Agreement" has the meaning set forth in the Preamble.

            "Allowed Custodia Legis Expenses" means all allowed custodia legis expenses directly related to the preservation of a Vessel from and after the commencement of the Bankruptcy Cases, as determined by the Bankruptcy Court.

            "Allowed Secured Claims" means any Lien on a Vessel superior in rank to the GE Capital Security Interests, as determined by the Bankruptcy Court in a final non-appealable order.

            "Approval Order" means an order of the Bankruptcy Court, in form and substance reasonably acceptable to the Buyer in all material respects, approving the Transaction and all of the terms and conditions contemplated hereby, which order (i) shall be in full force and effect and (ii) shall not have been stayed, reversed, modified or amended in any respect and, if the Approval Order is the subject of a pending appeal, the consummation of the Transaction shall not be the subject of a presently effective stay pending appeal.

            "Auction" means the Bankruptcy Court auction for the Sale Assets to be held in accordance with the Bidding Procedures Order.

            "Bankruptcy Case" means Seller's chapter 11 cases currently pending before the Bankruptcy Court.

            "Bankruptcy Code" means title 11 of the United States Code, as heretofore and hereafter amended, and codified as 11 U.S.C. sections 101, et seq.

            "Bankruptcy Court" means the United States Bankruptcy Court for the Eastern District of Louisiana and any other court having jurisdiction over the Bankruptcy Case.

            "Bidding Procedures" means bidding procedures established by the Bankruptcy Court and set forth in the Bidding Procedures Order.

            "Bidding Procedures Hearing" means the hearing to be scheduled and conducted by the Bankruptcy Court to consider approval of the Bidding Procedures.

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

            "Bidding Procedures Order" means an order of the Bankruptcy Court in the form of Exhibit "A" annexed here to or as otherwise agreed by Buyer, establishing the Bidding Procedures.

            "Business Days" are days on which banks are open in the place of Closing provided in Section 2.2.

            "Buyer" has the meaning set forth in the Preamble.

            "Buyer's Authorized Representative" has the meaning set forth in
      Section 10.5.

            "Claimants" has the meaning set forth in Section 6.5.

            "Closing" has the meaning set forth in Section 2.2.

            "Closing Date" has the meaning set forth in Section 2.2.

            "Competing Bidder" has the meaning set forth in Section 3.2(a).

            "Debt" has the meaning set forth in the Recitals.

            "Debtors" has the meaning set forth in the Recitals.

            "Effective Date" has the meaning set forth in the Preamble.

            "Equipment" means with respect to any vessel (i) said Vessel's machinery, engines, lay installation equipment, tower, reels, cranes, tensioners, spares, consumables, motors, generators, riggings, attachments, accessories, fixtures, replacement parts and other appurtenances and equipment associated therewith, whether on board or ashore; (ii) all surveys, inspection records, safety logs and maintenance and navigation records relating to the Vessel; and (iii) all owner's and operator's manuals related to, or used or usable by the Vessel. Without limitation of the foregoing, the meaning of term "Equipment" shall include, (a) in the case of the MV Midnight Wrangler, the four (4) reels and the modular lay system, including all components thereof, as further described in Exhibit C hereto, (b) in the case of the M/V Midnight Eagle, the American Crane, Model 5299 and the Gallion hydraulic pedestal crane as further described in Exhibit C hereto to the extent deemed encumbered by the GE Capital Security Interests, and (c) in the case of the M/V Midnight Gator, the two (2) Caterpillar Model 3512-D1 (S/N 50Y00958 and S/N 50Y00962) engines driving skid mounted jet pumps as described in Exhibit C hereto.

            "GE Capital Security Interests" shall have the meaning set forth in the Recitals.

            "Governmental Approval" means any authorization, consent, approval, license, franchise, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority relating to the ownership of the Sale Assets or to the execution, delivery or performance of this Agreement.

            "Governmental Authority" means any national government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over the Buyer or Seller or the operation of the Vessels.

            "Law" means any statute, law, rule, regulation, ordinance, order or code, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

            "Lien" or "Liens" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security, or deposit arrangement or other security agreement or adverse claim to ownership of the Vessels or the Equipment of any kind or nature whatsoever, recorded or unrecorded.

            "M/V Midnight Eagle" means that certain steel pipe laying/burying barge Midnight Eagle including all of her Equipment, a vessel registered and flagged under the laws of the United States of America, Official Number 588872, and owned by Torch, LLC, as described on Exhibit "C" attached hereto and made a part hereof.

            "M/V Midnight Gator" means that certain shallow water jet/bury barge Midnight Gator including all of her Equipment, a vessel registered and flagged under the laws of the United States of America, Official Number 1131254, and owned by Torch, LLC, as described on Exhibit "C" attached hereto and made a part hereof.

            "M/V Midnight Wrangler" means that certain construction/pipe lay vessel Midnight Wrangler including all of her Equipment, a vessel registered and flagged under the laws of the Republic of Vanuatu, Official Number 1480, and owned by Torch Offshore, as described on Exhibit "C" attached hereto and made a part hereof

            "Preferred Claims" has the meaning set forth in Section 3.1(a).

            "Party" or "Parties" means, in the singular, Seller or Buyer as the context requires, and, in the plural, Seller and Buyer.

            "Person" means an individual, a partnership, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, a limited liability company, or other entity or a government or any agency or political subdivision thereof.

            "Purchase Price" has the meaning set forth in Section 3.1.

            "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or partnership agreement or other organizational or governing documents of such Person, and any law applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

            "Sale Assets" has the meaning set forth in Section 2.1.

            "Sale Hearing" means the hearing to be scheduled and conducted by the Bankruptcy Court to consider approval and entry of the Approval Order.

            "Sale Motion" means the motion or motions of Seller, in form and substance reasonably acceptable to Buyer, seeking approval and entry of the Bidding Procedures Order and the Approval Order and scheduling of the Bidding Procedures Hearing and the Sale Hearing.

            "Security Deposit" has the meaning set forth in Section 3.2(a).

            "Security Deposit Escrow Agent" means J.P. Morgan Trust Company, National Association, or such other entity agreed to by the parties.

            "Security Deposit Escrow Agreement" means that certain Security Deposit Escrow Agreement, substantially in the form attached hereto as Exhibit "B".

            "Seller" has the meaning set forth in the Preamble.

            "Torch Express" has the meaning given to it in the Recitals.

            "Transaction" means the purchase and sale of the Sale Assets, along with any other transactions contemplated in this Agreement or related thereto.

            "Vessels" means, collectively, the M/V MIDNIGHT WRANGLER, the M/V MIDNIGHT EAGLE, vessel M/V MIDNIGHT GATOR, as identified on Exhibit "C" attached hereto and made a part hereof, and "Vessel" means, individually, any one of the Vessels.

                                   ARTICLE II
                  PURCHASE AND SALE OF SALE ASSETS; THE CLOSING

            2.1 Sale and Purchase. Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from the Seller, effective as of the Closing Date, the Vessels (collectively, the "Sale Assets"). Any equipment, machinery or other items currently leased or rented by Seller shall be excluded from the Sale Assets and shall not form a part of this Transaction.

            2.2 The Closing. The closing of the purchase and sale of the Sale Assets (the "Closing") will take place as soon as reasonably practicable after entry of the Approval Order, during normal business hours at the offices of Heller, Draper, Hayden, Patrick & Horn, L.L.C. in New Orleans, Louisiana or at such other venue as the Seller may select. The Parties shall use all reasonable efforts to cause the Closing to occur within ten
      (10) Business Days following the entry of the Approval Order (such date, the "Closing Date").

                                   ARTICLE III
                           PURCHASE PRICE; ADJUSTMENTS

      3.1   Purchase Price.

            (a) The aggregate amount (such amount, as adjusted pursuant to any other provisions of this Agreement, referred to as the "Purchase Price") to be paid by Buyer to Seller for the Sale Assets is U.S. $18,360,000.00, allocated as follows: (i) $11,520,000.00 to M/V Midnight Wrangler; (ii) $5,760,000.00 to M/V Midnight Eagle; and (iii) $1,080,000.00 to M/V
      Midnight Gator, or such higher amount as may be bid by Buyer or a competing bidder at the Auction. Seller acknowledges and agrees that (1) Buyer shall be entitled to bid in its Debt in lieu of cash at the Auction with respect to any one or more of the Vessels, (2) in the event Buyer is the successful bidder with respect to any Vessel, Buyer shall be obligated to pay the following expenses (collectively, the "Preferred Claims"): (i) all Allowed Custodia Legis Expenses; (ii) all Allowed Secured Claims; and
      (iii) an administrative fee to Seller of $75,000 for services rendered in maintaining and in marketing the sale and soliciting of bids for the Vessels (the "Administrative Fee"), which shall be allocated as follows:
      (i) $47,058.82 to M/V Midnight Wrangler; (ii) $23,529.41 to M/V Midnight Eagle; and (iii) $4,411.76 to M/V Midnight Gator. In the event Buyer is the successful bidder with respect to any Vessel, Debtors shall receive a credit against the Debt equal to Buyer's approved bid price for the Vessel less the amount of all Preferred Claims. Such credit shall be applied against the Debt in the following manner: (x) first against the outstanding balance of principal and interest due by Debtors to Seller as of the commencement of the Bankruptcy Case; (y) second, against any unpaid post-petition interest (including any penalties and/or default interest); and (z) third, against reasonable attorneys' fees and all other expenses incurred by Seller in connection with the collection of the Debt and foreclosure and sale of the Vessels, in each case, as approved by the Bankruptcy Court.

            (b) In the event a person other than Buyer is the successful bidder at the Auction with respect to one or more of the Vessels, the Purchase Price shall be paid in cash at the Closing, the cash proceeds of the Purchase Price shall be deposited into the registry of the Bankruptcy Court and the amount thereof, plus any accrued interest, shall be distributed first to the payment of all Preferred Claims, and second to the Buyer until the Debt has been fully satisfied, and the balance shall remain in the registry of the Bankruptcy Court to be distributed as the Bankruptcy Court may order.

            (c) Except for the Administrative Fee, in no event shall Debtors or any successor in interest of Debtors including, without limitation, any trustee in bankruptcy in the Bankruptcy Case, seek or be entitled to costs or expenses of administration of Debtors' Bankruptcy Case against any of the Vessels pursuant to Section 506 (c) of the Bankruptcy Code or otherwise.

      3.2   Security Deposit.

            (a) In the event that a Person other than Buyer wishes to submit a competing bid to purchase one or more of the Vessels for cash at the Auction pursuant to the

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      Bidding Procedures Order, such Person (a "Competing Bidder") shall execute the Security Deposit Escrow Agreement with Seller and shall pay a deposit (the "Security Deposit") equal to 10% Purchase Price allocated to each Vessel bid upon by such Person by wire transfer to an escrow account in the U.S. to be established with the Security Deposit Escrow Agent and held pursuant to the Bidding Procedures Order. The Competing Bidder shall be responsible for all costs and fees of the Security Deposit Escrow Agent. Buyer shall not be required to execute a Security Deposit Escrow Agreement or place a Security Deposit.

            (b) Upon the termination of this Agreement for any reason other than a breach by the Competing Bidder of its obligations hereunder, the Competing Bidder shall be entitled to the return of the Security Deposit plus any interest earned thereon pursuant to the terms of the Security Deposit Escrow Agreement, and the Parties shall provide joint written instructions to the Security Deposit Escrow Agent to such effect.

            (c) In the event of a termination of the Agreement due to a breach by a Competing Bidder of said Competing Bidder's obligations under this Agreement, the Competing Bidder shall forfeit its Security Deposit (plus any interest earned thereon). The forfeited Security Deposit shall be considered as a portion of the sale proceeds with respect to one or more of the Vessels (as applicable) and shall be distributed as follows: [One of the following alternatives, as approved by the Court:

      Alternative A:

      to the Seller.

      Alternative B:

      to satisfy the Allowed Secured Claims, if any, and GE Capital Security Interests pertaining to each Vessel, with the balance, if any, distributed to the Seller.

            (d) If a Closing occurs with a Competing Bidder, then at the Closing, the Seller and the Competing Bidder shall provide joint written instructions to the Security Deposit Escrow Agent to release the Security Deposit and Seller shall credit the Security Deposit plus any accrued interest thereon against the Purchase Price paid at Closing.

                                   ARTICLE IV
                               CLOSING DELIVERIES

      4.1 Closing Deliveries of Seller. On the Closing Date, in exchange for the Purchase Price, Seller shall deliver the following to Buyer:

            (a) A certificate evidencing resolutions of the Board of Directors of the Seller, certified by the Secretary or other appropriate officer or agent of the Seller, duly authorizing the execution, delivery and performance of this Agreement and other transaction documents;

            (b) A bill of sale for the Vessels in a form recordable in the U.S. Coast Guard National Vessel Documentation Center with respect to M/V Midnight Eagle and M/V Midnight Gator and in the Vanuatu Maritime Ship Registry with respect to M/V Midnight Wrangler, duly notarially attested, transferring the Vessels free and clear of all Liens ;

            (c) A current Certificate of Ownership and Encumbrances issued by the appropriate Governmental Authorities of the United States of America (with respect to M/V Midnight Eagle and M/V Midnight Gator) and the Republic of Vanuatu (with respect to M/V Midnight Wrangler) showing the current record owners of the Vessels and stating that the Vessels are free from all registered Liens; and

            (d) Any additional documents reasonably required by the appropriate Governmental Authorities for the purpose of re-documenting Seller's ownership of the Vessels with the Vanuatu Ship Registry (with respect to the M/V Midnight Wrangler) and with the U.S. Coast Guard National Vessel Documentation Center (with respect to the M/V Midnight Eagle and the M/V Midnight Gator) free and clear of all Liens, claims and interests, provided Buyer notifies the Seller of any such documents as soon as possible after the date of this Agreement.

      4.2 Closing Deliveries of Buyer. On the Closing Date, in exchange for the Sale Assets, Buyer shall deliver the following to Seller:

            (a) A certificate evidencing resolutions of the Board of Directors of the Buyer, certified by the Secretary or other appropriate officer or agent of the Buyer, duly authorizing the execution, delivery and performance of this Agreement and other documents relating hereto. Notwithstanding the preceding sentence, Debtors shall waive the delivery requirement of this subsection (a) on the Closing Date with respect to General Electric Capital Corporation; and

            (b) The Purchase Price, which shall be paid in accordance with
      Section 3.1 hereof.

                                    ARTICLE V
                            REPRESENTATIONS OF BUYER

      5.1 Organization, Power and Status of the Buyer. Buyer is (i) an entity duly formed, validly existing and in good standing under the laws of the State of Delaware, and (ii) duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except for any failure to be so qualified that would not have a material adverse effect upon Buyer's ability to perform its obligations under the Agreement. Buyer has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the purchase of the Sale Assets.

      5.2 Authorization, Enforceability, Execution and Delivery. Buyer has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other related document to which it is a party. All actions on the part of

Buyer that are required for the authorization, execution, delivery and performance of the Agreement and each other related document to which it is a party, in each case, have been duly and effectively taken, and the execution, delivery and performance of its obligations under this Agreement and each such other document do not require the approval or consent of any Person, except for such consents and approvals as have been or will be obtained on or prior to the Closing Date, which is the date the Sale Assets will be delivered by Seller to Buyer. This Agreement and each such other document related to the Agreement to which Buyer is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      5.3 No Conflicts; Laws and Consents; No Default. Neither the execution, delivery and performance of this Agreement nor the consummation of the Transaction nor performance of or compliance with the terms and conditions hereof (i) contravenes any Requirement of Law applicable to Buyer or (ii) constitutes a default under any document related hereto to which Buyer is a party, except for any such contravention or default that would not have a material adverse effect upon Buyer's ability to perform its obligations under this Agreement. Buyer is in compliance in all material respects with and not in default under any and all Requirements of Law applicable to Buyer, the terms and provisions of the Agreement and any other related documents to which Buyer is a party.

      5.4 Government Approvals. All Governmental Approvals that are required to be obtained in the name of Buyer in connection with the execution, delivery and performance by Buyer of the Agreement and the related documents have been obtained and are in effect on the Closing Date.

                                   ARTICLE VI
                            REPRESENTATIONS OF SELLER

      6.1 Organization, Power and Status of the Seller. Seller is (i) an entity duly formed, validly existing and in good standing under the laws of Delaware, and (ii) duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except for any failure to be so qualified that would not have a material adverse effect upon Seller's ability to perform its obligations under the Agreement. Seller has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the sale of the Sale Assets.

      6.2 Authorization, Enforceability, Execution and Delivery. Seller has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other related document to which it is a party. Subject to entry of the Approval Order, all actions on the part of Seller that are required for the authorization, execution, delivery and performance of this Agreement, and each other related document to which it is a party, in each case, has been duly and effectively taken, and the execution, delivery and performance of its obligations under this Agreement and each such other document does not require the approval or consent of any Person, except for such consents and approvals as have been obtained on or prior to the Closing, which is the time the Sale Assets will be delivered by Seller to Buyer. Each of this Agreement and each such other document to which Seller is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally, and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      6.3 No Conflicts; Laws and Consents; No Default. Neither the execution, delivery and performance of this Agreement nor the consummation of the Transaction nor performance of or compliance with the terms and conditions hereof (i) contravenes any Requirement of Law applicable to Seller or (ii) constitutes a default under any document, related hereto to which Seller is a party, except for any such contravention or default that would not have a material adverse effect upon Seller's ability to perform its obligations under this Agreement. Seller is in compliance in all material respects with and not in default under any and all Requirements of Law applicable to Seller, the terms and provisions of the Agreement or any other related documents to which Seller is a party.

      6.4 Taxes. As of the Closing Date, Seller shall have filed, or caused to be filed, all tax and information returns that are required to have been filed by it in any jurisdiction with respect to the Sale Assets and has paid, or caused to be paid, all taxes shown to be due and payable on such returns and all other taxes or assessments payable by it with respect to the Sale Assets, to the extent the same have become due and payable, but excluding any taxes the Seller is contesting in good faith and by appropriate proceedings, provided such contest, if determined adversely, would not subject the Sale Assets to imminent forfeiture or sale or result in the imposition of any Lien thereon.

      6.5 Good Title. At the Closing Date, Seller will have good and marketable title to the Vessels. The Approval Order will provide that the Sale Assets are being sold to Buyer free and clear of any Liens and other interests pursuant to Sections 363(b)(1) and 363(f) of the Bankruptcy Code. In this connection, Seller represents that as of the Closing Date it shall have identified to Buyer all known Lien holders, Lien claimants, interest holders or creditors who have previously asserted, or to Seller's knowledge may assert a lien, claim, encumbrance or interest against the Vessels (collectively, "Claimants") and that such Claimants have received good and sufficient notice of the Sale Motion and the Sale Hearing.

      6.6 U.S. Citizenship. Seller is a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, and the regulations promulgated pursuant thereto, qualified to engage in the coastwise trade of the United States.

                                   ARTICLE VII
              EXCLUSION OF WARRANTIES; NO ASSUMPTION OF LIABILITIES

      7.1 Exclusion of Warranties. The Sale Assets will be sold by order of the Bankruptcy Court free and clear of all Liens, mortgages and encumbrances of any kind. Except as set forth above, Buyer shall take the Vessels "AS IS, WHERE IS," at the time title passes to Buyer without any warranty or representation by Seller whatsoever, express or implied, including without limitation as to title, the design, quality, condition, merchantability or seaworthiness, or as to the fitness of the Vessels for any particular purpose or trade, and the bills of sale referred to in Sections 4.1(c) and 4.1(d) shall so provide. Buyer hereby represents that it has had full opportunity to inspect the Vessels as of the Effective Date, and will, except as otherwise provided in this Agreement, accept the Vessels upon the satisfaction by Seller of Section 8.2 and by Buyer of Section 8.1 of this Agreement. After the Closing, Seller shall have no obligation with respect to the Sale Assets. Buyer's execution of the documentation at Closing shall be conclusive evidence of Buyer's acceptance of the condition of the Sale Assets.

      7.2 No Assumption of Liabilities. Except for the Preferred Claims or as otherwise expressly provided herein, Buyer will not assume, and hereby expressly disclaims any assumption of, any debts, liabilities or obligations (absolute or contingent) of any kind of Debtors, including but not limited to (i) accounts payable, (ii) indebtedness for money borrowed, (iii) income taxes, payroll taxes, withholding taxes, franchise taxes, and other taxes except for sales, value added or use taxes payable by Buyer with regard to the Sale Assets, (iv) claims, litigation, liabilities or obligations arising out of or relating to the operations of Debtors, (v) liabilities or obligations of any kind in respect of any past or present stockholders, directors, officers, employees or consultants of the Debtors, whether under any contract or agreement, pursuant to any pension plan or employee benefit plan or welfare plan, or otherwise, (vi) liabilities or obligations relating to recapture or any depreciable deduction, and/or (vii) any other liabilities or obligations of or relating to Debtors.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

      8.1 Buyer's Conditions Precedent. The Buyer's obligation to accept the Sale Assets from the Seller and to pay the Purchase Price in accordance with this Agreement is subject to fulfillment on or before the Closing Date of the following conditions precedent, all documents to be in form and substance reasonably satisfactory to the Buyer:

            (a) All Governmental Approvals that are required to be obtained in the name of Buyer in connection with the execution, delivery and performance by Buyer of the Agreement and the related documents have been obtained and are in effect at Closing;

            (b) Seller has made all filings and has received all material consents, waivers and approvals from all Governmental Authorities, third parties and such other entities, as necessary for the consummation of the Transaction;

            (c) Seller's representations and warranties in Article VI of this Agreement are true and correct in all material respects;

            (d) Seller has not contracted the Vessels;

            (e) Seller has completed all deliveries it is required to make under
      Section 4.1; and

            (f) Seller has complied in all material respects with its obligations under this Agreement.

      8.2 Seller's Conditions Precedent. The Seller's obligation to sell the Sale Assets and deliver the Vessels to Buyer on the Closing Date is subject to fulfillment of the following conditions precedent on or before the Closing Date, all documents to be in form and substance reasonably satisfactory to Seller:

            (a) Seller has made all filings and has received all material consents, waivers and approvals from all Governmental Authorities, third parties and such other entities, as necessary for the consummation of the Transaction;

            (b) Buyer's representations and warranties in Article V of this Agreement are true and correct in all material respects;

            (c) Buyer has paid Seller the Purchase Price in accordance with this Agreement;

            (d) Buyer has made all deliveries required under Section 4.2 of this Agreement; and

            (e) Buyer has complied in all material respects with its obligations under this Agreement.

                                   ARTICLE IX
                               SELLER'S BANKRUPTCY

      9.1 Procedure for Approval of Transaction.

            (a) Sale Motion. Seller shall file the Sale Motion seeking entry of the Approval Order and deadlines for filing and service of objections and responses to the relief requested in the Sale Motion on or before April 22, 2005, and arrange for setting of the Bidding Procedures Hearing on a date that is no later than March 31, 2005, and arrange for setting of the Sale Hearing on a date that is no later than June 8, 2005.

            (b) Proposal and Submission of Approval Order. In connection with the Sale Motion, Seller shall propose and submit to the Bankruptcy Court for execution at the Sale Hearing, the Approval Order.

            (c) Cooperation. Buyer and Seller shall cooperate with filing and prosecuting the Sale Motion and obtaining entry of the Bidding Procedures Order and the Approval Order.

            (d) Marketing and Inspection Pending Sale. From the Effective Date of this Agreement and until the Transaction contemplated thereby is consummated Debtors and their agents, representatives and affiliates shall be permitted to, and Seller shall have the responsibility and obligation to, provide notice to all creditors, other parties in interest and any prospective buyers of the Sale Assets of the Transaction, the Agreement, the Bidding Procedures Hearing, Auction, Sale Hearing and any bidding procedures related thereto, respond to any inquiries or offers to purchase the Sale Assets and perform any and all other acts related thereto which are consistent with the bidding procedures and related Bankruptcy Court-authorized auction for the Sale Assets or required under the Bankruptcy Code or other applicable law, including, without limitation, supplying information relating to the Sale Assets or the Transaction to prospective bidders.

      9.2 Conditions to Closing relating to Bankruptcy. In addition to the conditions to Closing set forth in Sections 8.1 and 8.2, the obligations of the Parties to close under this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) The Bankruptcy Court shall have entered the Approval Order, which order shall not have been stayed, reversed, modified or amended in any respect and, if the Approval Order is the subject of a pending appeal, the consummation of the Transaction shall not be the subject of a presently effective stay pending appeal;

            (b) The Bankruptcy Court shall have entered the Bidding Procedures Order and Seller shall have complied in all materials respects with the requirements of the Bidding Procedures Order;

            (c) All consents, waivers, approvals and authorizations of third parties as are necessary to consummate the Transaction shall have been obtained for both parties;

            (d) If required pursuant to the terms of this Agreement, the approval of the appropriate Texas court authorizing the appointment of a substitute custodian for the M/V Wrangler has been obtained; and

            (e) Seller shall have given notice of the Sale Motion, Bidding Procedures Hearing, Auction and Sale Hearing as reasonably requested by Buyer and required by the Bankruptcy Code or applicable Bankruptcy Rules.

                                    ARTICLE X
                    TRANSFER OF TITLE AND DELIVERY OF VESSELS

      10.1 Transfer of Title. Title and risk of loss of or damage to the Sale Assets will pass from the Seller to the Buyer at the time of Closing.

      10.2 Inspections and Due Diligence. The Buyer has inspected and accepted the Vessels' classification records. The Buyer has also inspected the Vessels and has accepted the Vessels and the Equipment following this inspection. The sale is outright and definite, subject only to the terms and conditions of this Agreement.

      10.3 Notices; Time and Place of Delivery. Seller shall deliver the M/V Midnight Wrangler at a safe and accessible berth or anchorage at the Port of Sabine, at an offshore location or at such other safe and accessible berth or anchorage to which the Vessel is moved pursuant to Section 12.1(a). Seller shall deliver the M/V Midnight Eagle and M/V Midnight Gator at a safe and accessible berth or anchorage at Debtors' Dulac, Louisiana facility or at an offshore location, or such other location in Louisiana as Buyer and Seller shall mutually agree. Any Equipment not aboard the Vessels at the time of Closing shall be delivered at its location at the time of the Closing, which location Seller shall notify to Buyer in advance of the Closing.

      10.4 Buyer Responsibilities Upon Delivery. Immediately upon delivery, Buyer shall have and assume all responsibility and liability as to any tugboats or other boats or related equipment necessary to secure the Vessels at their berths or transfer the Vessels to other berths at Buyer's choice. Buyer will secure all necessary arrangements and approvals or other appropriate governmental or regulatory authority regarding the berthing or transfer of the Vessels upon delivery by Seller.

      10.5 Delivery Procedure. Seller shall deliver the Vessels to a duly authorized representative of Buyer ("Buyer's Authorized Representative"), which shall be effective as of the Closing and acknowledged by Buyer.

      10.6 Spares/bunkers, etc. All spare parts and spare equipment belonging to the Sale Assets, used or unused, whether on board or not, shall become Buyer's property. Forwarding charges, if any, shall be for Buyer's account. Seller is not required to replace spare parts which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of Buyer. Seller may take ashore crockery, plates, cutlery, linen and other articles bearing Seller's flag or name, provided Seller replaces same with similar unmarked items. Library, forms, etc., exclusively for use in Seller's Vessels, shall be excluded without compensation. Captain's, Officers' and Crew's personal belongings including the slop chest are excluded from the Transaction, as well as any leased or rented items.

      10.7 Name/Markings. Upon reasonable time after delivery, Buyer shall change the name of the Vessels and alter all funnel markings.

                                   ARTICLE XI
                                      TAXES

      Any tax (including sales tax), fees and expenses in connection with the transfer of the Sale Assets to Buyer and the registration under the Buyer's flag shall be paid exclusively by the Buyer. Ad valorem taxes on the Sale Assets accrued prior to the Closing shall be the responsibility of Seller. Ad valorem taxes on the Sale Assets accruing after the Closing shall be the responsibility of Buyer.

                                  ARTICLE XII
              CUSTODY, LOCATION AND MANNING OF VESSELS PENDING SALE

      12.1 Preamble. The Vessel M/V Midnight Wrangler is currently under arrest and in the possession and custody of the United States Marshal for the Eastern District of Texas. The M/V Midnight Wrangler is currently located in the Sabine Pass at a dock operated by Gulf Copper. The M/V Midnight Eagle is currently located at Debtors' facilities in Dulac, Louisiana and is being monitored by employees of Debtors. The Vessels M/V Midnight Eagle and M/V Midnight Gator are not under arrest and are currently located at Debtors' facility in Dulac and are being monitored by employees of Debtors. Pending the sale of the Vessels contemplated by this Agreement, the custody, location and manning of the Vessels shall be as follows:

            (a) M/V Midnight Wrangler. The M/V Midnight Wrangler shall remain under arrest, although Buyer may seek to relocate this Vessel to a lay berth in order to reduce the custodia legis expenses, which such lay berth shall be acceptable to Seller. The Seller, subject to compliance with applicable governing body or insurance regulations, confirms that Seller has no opposition to the reduction of the crew to the minimal number acceptable to Buyer. Buyer, at its expense, shall have the right to have a representative aboard the M/V Midnight Wrangler at all times. Seller and Buyer shall cooperate in the filing of an appropriate joint motion with the Bankruptcy Court and/or Texas court to implement the foregoing consent custodial arrangement. In the event that Buyer is required to advance the costs of dockage of the Vessel, any such advances shall be deemed custodia legis expenses. Nothing herein shall be construed to restrict Seller and Buyer's right to contest any expenses alleged to have been incurred by any person, including, without limitation, C-Mar America, Inc., in respect of any of the Vessels, including whether any such expenses constitute custodia legis expenses or give rise to a Lien on the Vessel;

            (b) M/V Midnight Eagle. The M/V Midnight Eagle shall remain at Debtors' facilities in Dulac, Louisiana at no cost to Buyer. Unless otherwise agreed between Buyer and Seller, Seller shall continue to provide routine maintenance to this Vessel in the same manner as Seller has since the filing of the Bankruptcy Case, and the M/V Midnight Eagle shall at all times remain at said facility in Dulac, Louisiana. Buyer, at its expense, shall have the right to have a representative aboard the M/V Midnight Eagle at all times. Buyer has taken the position that the American Crane, Model 5299 and Gallion hydraulic pedestal crane (collectively, the "Cranes") listed as machinery belong to M/V Midnight Eagle in the Perry H. Beebe & Associates, Inc. condition and valuation survey dated January 30, 2003 is encumbered by Buyer's preferred ship mortgage and perfected UCC security interest in the M/V Midnight Eagle. Seller has advised that Regions Bank claims a competing security interest in the Cranes. Buyer specifically reserves its secured claim in the Cranes, which, if not amicably resolved, shall be referred to the Bankruptcy Court for adjudication; and

            (c) M/V Midnight Gator. The Vessel Midnight Gator shall remain in the possession and custody of Seller and shall at all times remain at Debtors' facilities in Dulac, Louisiana at no cost to Buyer. Unless otherwise agreed between Buyer and Seller, Seller shall continue to provide maintenance to the M/V Midnight Gator in the same manner as Seller has since the commencement of the Bankruptcy Case, and the M/V Midnight Gator shall at all times remain at said facility in Dulac, Louisiana. Buyer, at its expense, shall have the right to have a representative aboard the M/V Midnight Gator at all times. Seller shall return to the M/V Midnight Gator one of the two (2) Caterpillar Model 3512-D1 (S/N 50Y00958 and S/N 50Y00962) engines driving skid mounted jet pumps removed from the Vessel or pay to Buyer the fair market value thereof as determined by Dufour, Laskay & Strouse.

      12.2 Insurance Requirements. Until the Sale of the Vessels has been approved by the Bankruptcy Court, Seller shall keep and maintain all required hull and machinery and P&I insurance on the Vessels as required by Buyer's mortgages referred to in the Recitals to this Agreement.

      12.3 Covenant Not to Remove. Seller covenants and agrees that it will not remove or permit the removal of any equipment or appurtenances from the Vessels that are encumbered by Buyer's preferred ship mortgages and/or UCC security interests. Seller further covenants that to the extent any equipment or appurtenances that were encumbered by Buyer's preferred ship mortgages and/or security interests were removed and are still owned by the Debtors, such equipment and appurtenances shall be placed back aboard or otherwise segregated at a mutually agreed location and sold with the respective Vessels. Seller further agrees to allow Buyer to confirm compliance with the requirements hereof.

      12.4 Reservation of Rights Under Insurance Policies. Buyer reserves all of its rights as loss payee/additional insured under the insurance policies for the Vessels and as assignee of the right to insurance payments with respect to any claim, loss or damage relating to the Vessels, including, without limitation, its right to collect all recoverable insurance proceeds due as a result of the casualty suffered by the M/V Midnight Wrangler in December 2004 resulting in damage to her deck and modular lay system.

                                  ARTICLE XIII
                                   TERMINATION

      13.1 Termination. In addition to any other termination rights set forth in this Agreement, this Agreement may be terminated at any time at or prior to the Closing, as follows:

            (a) In writing, by mutual consent of the Parties;

            (b) In the event the Sale Hearing is not held on or before May 31, 2005, or the Bidding Procedures Hearing is not held on or before May 4, 2005 (unless otherwise agreed to in writing by Buyer); or

            (c) In the event the Bankruptcy Court fails to execute or enter the Bidding Procedures Order on or before May 6, 2005 or fails to enter the Approval Order on or before June 30, 2005, as contemplated by this Agreement.

                                  ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

      14.1 Amendment. This Agreement may be amended from time to time by written agreement signed by the Parties.

      14.2 Severability. If any provision of this Agreement is held to be in conflict with any Law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or sections of this Agreement shall not affect the remaining portions of this Agreement, or any part thereof.

      14.3 Notices. Unless otherwise provided in this Agreement, any Notice permitted or required hereunder must be sent by (i) personal delivery, (ii) expedited delivery service with proof of delivery, (iii) United States registered or certified mail, postage prepaid, or (iv) telecopy (provided that the telecopy is confirmed by mail in the manner previously described), addressed as follows:

            If to the Buyer to:

            General Electric Capital Corporation
            c/o

            Andrew J. Bella
            GE Capital - Capital Funding, Inc.
            401 Merritt 7, Suite 23
            Norwalk, CT  06851-1177
            Telefax:  229-1992

             and

            Ronald E. Lis
            GE Commercial Finance
            500 West Monroe St., RM 18-127
            Chicago, IL 60661
            Telefax:  (312) 441-7395

            with a copy to:

            Henry A. King, Esq.
            Robert J. Stefani, Jr., Esq.
            King, LeBlanc & LeBlanc, P.L.L.C.
            201 St. Charles Avenue, 45th Floor
            New Orleans, Louisiana  70170
            Telefax:  (504) 582-1233

            If to the Seller to:

            Torch Express, L.L.C.
            c/o Torch Offshore, Inc.
            c/o David Phelps, Chief Restructuring Advisor
            Telecopier:  (877) 711-6966
            c/o Robert Fulton, Manager
            Telecopier:  (504) 367-8605
            401 Whitney Avenue, Suite 400

            Gretna, Louisiana 70056

            with a copy to:

            Heller, Draper, Hayden, Patrick & Horn, L.L.C.
            650 Poydras Street, Suite 2500
            New Orleans, LA  70130
            Attn:  Jan M. Hayden
            Telephone: (504) 581-9595
            Telecopier: (504) 525-3761

      Any purported Notice by e-mail shall be without effect. All Notices required under this Agreement should specifically state that this is a "Notice pursuant to Section 14.3 of this Agreement."

      14.4 Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

      14.5 No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the Parties.

      14.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

      14.7 General Interpretive Principles. Except as otherwise expressly provided or unless the context otherwise requires, the defined terms in this Agreement shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender.

      14.8 Punitive, Consequential, and Special Damages. Under no circumstances shall either Party be liable to the other for any punitive, consequential, or special damages.

      14.9 Further Assurances. The Seller and the Buyer agree to take all necessary action and to deliver or cause to be delivered on the Closing Date and at such other times thereafter any such additional certificates, documents or instruments as either of them may reasonably request for the purposes of carrying out this Agreement and the transactions contemplated hereby.

      14.10 Entire Agreement. This Agreement, including any Exhibits attached hereto, constitutes the entire understanding and agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as contained in this Agreement. Except as specifically set forth herein, this Agreement is not dependent upon the existence of any other agreement.

      14.11 Finders or Broker's Fees. With the exception of their respective financial advisors, each of Buyer (on the one hand), and Seller (on the other hand), represents and warrants that neither it nor any of its respective affiliates has dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, other than Bridge Associates, LLC ("Bridge") and Raymond James & Associates ("RJA"). Notwithstanding any prior or subsequent orders of the Bankruptcy Court authorizing the employment and retention of Bridge and RJA, and their right to any fees in connection with the sale of the Vessels, Buyer shall have the sole and absolute discretion as to whether any fees are received by Bridge or RJA out of the sale proceeds of the Vessels.

      14.12 No Assignment. This Agreement may not be assigned in whole or in part by Seller or Buyer, except that Buyer may assign this Agreement to a wholly owned subsidiary of Buyer; provided, however, that in the event of such permitted assignment, Buyer shall not be relieved of its obligations hereunder and further, the assignee shall assume the obligations of Buyer hereunder.

      14.13 Governing Law. Except for issues relating to ownership of the Vessels and recorded liens on the Vessels, which shall be governed by the laws of the jurisdiction of their respective registrations, the Agreement will be governed by and interpreted in accordance with the laws of the State of Louisiana, without giving effect to the principles of conflicts of law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF both parties have hereunto placed their signatures on the day and year first written above.

                                                     SELLER:

                                                     TORCH OFFSHORE, L.L.C.

                                                     BY:  ______________________
                                                     ITS: ______________________

                                                     TORCH OFFSHORE, INC.

                                                     BY:  ______________________
                                                     ITS: ______________________

                                                     TORCH EXPRESS, L.L.C.

                                                     BY:  ______________________
                                                     ITS: ______________________

                                                     BUYER:

                                                     GENERAL ELECTRIC CAPITAL
                `                                    CORPORATION

                                                     BY:  ______________________
                                                     ITS: ______________________